Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of The Prudential Series Fund hereby constitute, appoint, and authorize each of Kathleen DeNicholas, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara, and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
The Prudential Variable Contract Account - 11	Government Money Market Portfolio of The Prudential Series Fund

Signature	Title

/s/ Susan Davenport Austin Susan Davenport Austin	Trustee

/s/ Sherry S. Barrat Sherry S. Barrat	Trustee

/s/ Jessica M. Bibliowicz Jessica M. Bibliowicz	Trustee

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Timothy S. Cronin	Trustee and President, Principal Executive Officer
Timothy S. Cronin

/s/ Delayne Dedrick Gold	Trustee
Delayne Dedrick Gold

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ M. Sadiq Peshimam	Treasurer, Principal Financial and Accounting Officer
M. Sadiq Peshimam

Dated: September 14, 2016